ex-99.j.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Disclosure of Complete Portfolio Holdings to Service Providers Subject to Confidentiality and Trading Restrictions" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated February 18, 2005 in this Registration Statement (Form N-1A Nos. 333-104218 and 811-21328) of UBS SMA Relationship Trust.






                                               ERNST & YOUNG LLP



New York, New York
April 28, 2005